Exhibit 10.12

                    AMENDMENT NUMBER ONE DATED AUGUST 7, 2003

                                       TO
                              CONSULTING AGREEMENT
                       BETWEEN HEALTH SCIENCES GROUP, INC,
                                       AND
                          SPENCER TRASK VENTURES, INC.
                            DATED AS OF JULY 7, 2003

The following is added at the end of numbered paragraph 1:

Consultant will also, for a two-year period commencing August 7, 2004, consult with and advise the Company with respect to financial planning, corporate organization and structure, financial matters in connection with the operation of the business of the Company, private and public equity and debt financing, acquisitions, mergers and other similar business combinations, management and directors, and the Company's overall progress, needs and financial condition.

4 new numbered paragraph, 4 (c), is added as follows:

         4(c) As compensation for Consultant's agreement to perform the consultation and advisory services described in the last sentence of paragraph 1 above, as amended by this Amendment Number One to this Agreement, the Company will, no later than August 17, 2003, issue 500,000 shares (450,000 additional shares to the previously agreed upon 50,000 shares) of its common stock to the Consultant or its designees (the "Consulting Shares"). The Consulting Shares shall be registered on customary terms by the Company with the SEC as part of the Company's next filing of a registration statement for resale of any of its shares of common stock, such registration to be at Company expense except to the extent otherwise customary. However, the Consulting Shares will be subject to a "lock-up" prohibiting sales of any of the Consulting Shares until the earliest of 1) August 7, 2004; 2) the date the average closing and price for the Company's common stock has been $3.00 or more for ten (10) consecutive trading days. The $3.00 trigger price shall be adjusted proportionally as follows: in the event of a stock split the price shall be decreased proportionately; in the event of a reverse split, the price shall be increased proportionately; or 3) two months after the date the Company's shares of common stock are first traded on the American Stock Exchange or the NASDAQ SmallCap Market; provided, however, that no more than 25% of such Consulting Shares may be sold in any single calendar quarter following the end of the lock-up period.

A new numbered paragraph, 6(c), is added as follows:

         6(c) the provisions of the last sentence of paragraph 1, as amended by this Amendment Number One to this Agreement, shall remain in full force and effect until August 7, 2005.

All other terms and conditions of the Consulting Agreement between Health Sciences Group, Inc. and Spencer Trask Ventures, Inc. dated as of July 7, 2003 remain in full force and effect.


AGREED:


HEALTH SCIENCES GROUP, INC.                  SPENCER TRASK VENTURES, INC.

By: ___________________________              By: ____________________________
         Bill Glaser                                  /s/